Exhibit 10.20

AMENDMENT

TO

SERVICES AGREEMENT

THIS AMENDMENT TO SERVICES AGREEMENT (this "Amendment") is dated as of August 5, 2013, by and between Capital Solutions, Inc., a Delaware corporation ("CS"), and Eleison Pharmaceuticals, LLC, a Delaware limited liability company (the "Company").

Recitals:

CS and the Company entered into that certain Services Agreement dated as of February 4, 2013 (the "Agreement"). CS and the Company wish to amend the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           The first sentence of Section 3 of the Agreement shall be amended and restated in its entirety to provide as follows:

"As compensation for the Services, the Company shall pay to CS a monthly fee (or pro rata portion thereof for any partial month during the Term) (the "Service Fee"), payable within fifteen (15) days after the end of each month upon invoicing by CS, in the amount of $6,250 from the beginning of the Term until August 1, 2013 and $7,916.67 thereafter until the end of the Term; provided, however, that after August 1, 2013$1,666.67 of such monthly Service Fee shall be accrued and not paid each month until the Company enters into a new agreement with a third party sponsor providing for payment to the Company of gross cash proceeds and/or other in-kind contributions or development support of at least $5,000,000 regarding the development of either the Company's Glufosfamide product or inhaled lipid complexed cisplatin product that is approved by the Company's Board of Managers, at which time all such accrued and unpaid amounts of the Service Fee shall be paid to CS."

2.           The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent amended, modified, deleted or revised herein.

3.           This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

4.          This Amendment may be executed by the parties on separate counterparts, each of which shall be an original and both of which, taken together, shall constitute one and the same agreement. This Amendment shall become binding when both counterparts taken together shall have been executed and delivered by the parties, which deliveries may be by facsimile, pdf or other electronic transmission.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date and year first above written.

CAPITAL SOLUTIONS, INC.		ELEISON PHARMACEUTICALS, LLC.

By:	/s/ Frank Seidman	By:	/s/ Edwin Thomas
	Name: Frank Seidman		Name: Edwin Thomas
	Title:		Title: CEO

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